UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 20, 2010

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (“MMC”) was held on May 20, 2010.  Represented at the meeting were 470,899,502 shares, or 87.07%, of MMC’s 540,816,510 shares of common stock outstanding and entitled to vote at the meeting.  Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.  MMC’s stockholders elected the eight (8) director nominees named below to a one-year term expiring at the 2011 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Leslie M. Baker, Jr.	430,315,360	3,661,355	505,188	36,417,599
Zachary W. Carter	430,217,778	3,715,503	548,622	36,417,599
Brian Duperreault	428,477,888	5,642,196	361,819	36,417,599
Oscar Fanjul	399,725,853	34,195,888	560,162	36,417,599
H. Edward Hanway	430,094,683	3,852,557	534,663	36,417,599
Gwendolyn S. King	427,632,158	6,339,410	510,335	36,417,599
Bruce P. Nolop	417,954,210	15,966,056	561,637	36,417,599
Marc D. Oken	429,931,505	3,973,898	576,500	36,417,599

The following four (4) directors were not up for election at the 2010 annual meeting and will continue in office for terms expiring at the 2011 annual meeting or until their successors are elected and qualified:  Stephen R. Hardis; The Rt. Hon. Lord Lang of Monkton, DL; Morton O. Schapiro and Adele Simmons.

2.     Stockholders ratified the selection of Deloitte & Touche LLP as MMC’s independent registered public accounting firm for the year ended December 31, 2010, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
466,501,673	3,618,593	779,236	0

3.           A stockholder proposal requesting that the MMC Board of Directors undertake such steps as may be necessary to permit stockholders to act by written consent of a majority of MMC’s shares of common stock outstanding to the extent permitted by law was not approved, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
196,674,375	211,183,953	26,623,575	36,417,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:           May 21, 2010